EXHIBIT 10.6-B

                      STANDARD FEDERAL BANK FOR SAVINGS
                             EMPLOYMENT AGREEMENT

                    This Employment Agreement (this "Agreement") is entered into as of July 28, 1994 (the "Effective Date"), by and among Standard Federal Bank for savings ("SFB"), Standard Financial, Inc. ("Holding Company") and Thomas
          M. Ryan ("Executive").

                    WHEREAS, SFB is a wholly owned subsidiary of Holding Company;

                    WHEREAS, Executive has been elected to and has agreed to serve in the position of Senior Vice President and Chief Financial Officer for SFB and Holding Company, positions of substantial responsibility;

                    WHEREAS, SFB and Holding Company recognize the substantial contribution Executive has made to SFB and Holding Company, and each considers the establishment and maintenance of sound and vital senior management to be essential to protecting and enhancing the best interests thereof and therefore desires to enter into an agreement governing the terms and conditions of Executive's employment; and

                    WHEREAS, the Board of Directors of SFB and of Holding Company have considered and approved this Agreement with respect to Executive's employment.

                    NOW, THEREFORE, in consideration of the
          contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

                           Section 1 - Definitions

               1.1  A "Change in Control" shall mean:

                    (a)  during any period of two consecutive
          years, individuals who at the beginning of such period constitute the Board of Directors of Holding Company or SFB cease for any reason to constitute a majority thereof, unless the election or nomination for election of each new Director was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of the period or who were similarly nominated;

                    (b) a change in control of SFB or the Holding Company as described in 12 C.F.R. SECTION 574.4(a) occurs;

                    (c)  the Board of Directors of SFB or Holding
          Company adopts a resolution to the effect that a Change in Control of SFB or Holding Company for purposes of this Agreement has occurred;

                    (d) an event of a nature that Holding Company would be required to report in response to item l(a) of the current report on Form 8-K as in effect on the date of this Agreement, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") occurs;

                    (e)  any "person" (as such term is used in
          Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of SFB or Holding Company representing 20 percent or more of Holding Company's or SFB's outstanding securities, except for any securities of SFB purchased by Holding Company in connection with the conversion of SFB to stock form, any securities purchased by SFB's employee stock ownership plan and trust and any person who becomes a 20 percent beneficial owner solely as a result of stock repurchases by Holding Company; or

                    (f)  a plan of reorganization, merger,
          consolidation, sale or liquidation of all or substantially all assets of SFB or Holding Company or a similar transaction occurs in which SFB or Holding
          Company is not the resulting entity.

               1.2 The "Code" shall mean the Internal Revenue Code of 1986, as amended.

               1.3  "Date of Termination" shall mean:

                    (a) If Executive's employment is automatically terminated under Section 7.1 of this Agreement, the date on which the event which triggered that automatic termination occurred.

                    (b)  If Executive's employment is terminated
          for Good Reason under Section 7.3 of this Agreement or by SFB under Section 7.2(a) of this Agreement, the date specified in the Notice of Termination.

                    (c)  If Executive's employment is terminated
          under Section 7.2(b) of this Agreement, the date specified in Section 7.2(b).

                    (d) If Executive's employment is terminated at the end of the Term of this Agreement, the last day of such Term.

               1.4 "Disability" shall mean Executive's inability for a period of not less than 90 consecutive days, due to accident or physical or mental illness, to adequately and fully perform the duties required by an employee in Executive's position; provided, however, that Disability for purposes of this Agreement shall not include any Disability which results from Executive's engaging in a criminal enterprise or from Executive's habitual drunkenness, addiction to narcotics or intentionally inflicted injury. If at any time during the Term, the SFB Board makes a determination with respect to Executive's Disability, that determination shall be final, conclusive, and binding upon SFB, Executive, and their successors in interest, so long as such determination has a reasonable basis.

               1.5  "Good Reason" shall be deemed to exist if:

                    (a)  within two years after a Change in
          Control, without Executive's express written consent, Executive is assigned any duties inconsistent in any material respect with Executive's positions, duties, responsibilities and status with SFB or Holding Company immediately prior to a Change in Control of SFB or Holding Company; Executive's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control of SFB or Holding Company are changed in any material respect; the Term of this Agreement is not restored to three years under Section 2.2 of this Agreement; Executive is removed from or is not re-elected to any of such positions, except in connection with the termination of Executive's employment (1) for Cause, (2) on account of Disability, (3) as a result of Executive's death, or (4) by Executive other than for Good Reason;

                    (b)  within two years after a Change in
          Control, SFB's or Holding Company's principal executive offices are relocated to a location at least 30 miles from its current location; or SFB or Holding Company requires Executive to be based anywhere other than in the Chicago, Illinois metropolitan area, except for required travel on SFB's or Holding Company's business to an extent substantially consistent with similarly situated executives' business travel obligations;

                    (c)  within two years after a Change in
          Control, SFB or Holding Company reduces in any material respect the base salary of Executive, SFB or Holding Company fails to continue in effect any material benefit or compensation plan, pension plan, life insurance plan, health and accident plan or disability plan in which Executive is participating at the time of a Change in Control (or plans providing Executive with substantially similar benefits) or SFB or Holding Company takes any action which would materially adversely affect Executive's participation in or materially reduce Executive's benefits under any benefit plan maintained by SFB or Holding Company or deprive Executive of any material fringe benefits;

                    (d) SFB or Holding Company fail to obtain the assumption of all obligations under this Agreement by any successor as contemplated in Section 8.5 of this Agreement; or

                    (e)  within two years after a Change in
          Control, Executive's employment is purported to be terminated in a manner which is not pursuant to a Notice of Termination satisfying the requirements of Section 7.4 of this Agreement.

               1.6  The "Holding Company Board" shall mean the
          Board of Directors of Holding Company.

               1.7 "Notice of Termination" shall mean a notice, from SFB or from Executive, which shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and shall state the effective date of the termination.

               1.8  The "OTS" shall mean the Office of Thrift
          Supervision or any successor thereto.

               1.9  The "SFB Board" shall mean the Board of
          Directors of SFB.

               1.10 "Secret or Confidential Information" shall mean secret or confidential information of Holding Company or SFB (including secret or confidential information of subsidiaries and affiliates), including but not limited to lists of customers; identity of customers; identity of prospective customers; contract terms; bidding information and strategies; pricing methods; computer software; computer software methods and documentation; hardware; salary information with respect to employees; financial product design information; business plans; methods of operation; the procedures, forms and techniques used in servicing accounts; and all other documents or information which are required to be maintained in confidence for continued business success, provided that secret or confidential information shall not include information reasonably available to the general public.

               1.11 Termination for "Cause" by Holding Company or
          SFB of Executive's employment under this Agreement shall have the same meaning as it does in 12 C.F.R. SECTION 563.39, and shall include termination because of:

                    (a) the intentional and substantial failure by Executive to perform Executive's duties with Holding Company or SFB (other than any such failure resulting from incapacity due to physical or mental illness); or

                    (b)  Executive's personal dishonesty,
          incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or cease-and-desist order or material breach of any provision of this Agreement.

               Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a written notice of the intention to terminate his employment for Cause specifying the grounds for such termination, providing a reasonable opportunity to cure any conduct or act, if curable, alleged as grounds for such termination, and a reasonable opportunity to present to the SFB Board his position regarding any dispute relating to the existence of such Cause.

                       Section 2 - Employment and Term

               2.1 Employment. SFB agrees to employ Executive and Executive agrees to serve as Senior Vice President and Chief Financial Officer of SFB. Executive shall also serve, unless otherwise determined by the Holding Company Board, without any additional compensation to that provided hereunder, as Senior Vice President and Chief Financial Officer of the Holding Company and as an officer and/or director of one or more of the Holding Company's subsidiaries as the Holding Company Board shall from time to time designate. Executive agrees to accept employment on the terms and conditions set forth in this Agreement.

               2.2 Term. Subject to extension in accordance with this Section 2 and unless sooner terminated as provided in Section 7, the term of this Agreement (the "Term") shall be the three-year period beginning on July 28, 1994 (the "Effective Date") and ending on July 27, 1997 or such earlier time as provided by Section 7.1. On or before each anniversary of the Effective Date (each an "Anniversary Date"), the Holding Company Board shall review Executive's performance under this Agreement to determine whether Holding Company and SFB desire that the Term of this Agreement be restored to three years. If the Holding Company Board recommends and Executive consents to such restoration, then the then-remaining Term of this Agreement shall be restored to the three-year term beginning on such Anniversary Date (subject to early termination as provided by Section 7.1).

                       Section 3 - Duties of Executive

               3.1 Time Devoted; Duties. Executive shall devote his entire time, attention and energies to the business of SFB and Holding Company and he shall render such administrative and management services to SFB and Holding Company as are customarily performed by persons situated in a similar executive capacity, including those services prescribed from time to time by the SFB and Holding Company Boards. Executive shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of SFB and Holding Company. Executive shall perform his duties under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the SFB and Holding Company Boards. Executive shall also conduct his personal affairs, including his personal financial affairs, in a manner appropriate for his position.

               3.2 No Conflicting Activities. During the term of Executive's employment under this Agreement, Executive shall not engage in any business or activity contrary to the business affairs or interests of SFB or Holding Company. Nothing contained in this Section 3 shall be deemed to prevent or limit the right of Executive to invest in the capital stock or other securities of any business or engage in charitable or civic activities as long as such conduct or activity does not interfere with Executive's duties as set forth in Section 3.1 above.

                           Section 4 - Compensation

               4.1 Base Compensation. Executive shall receive for his services the following Base Compensation:

                    (a) SFB shall pay Executive an annual salary of $159,600.00 ("Base Compensation") payable in 26 equal bi-weekly installments.

                    (b)  Any increase in Executive's Base
          Compensation shall be left to the sole discretion of the SFB Board. The Executive's Base Compensation shall not be subject to reduction during the Term of this Agreement except as otherwise provided in this Agreement.

               4.2  Bonus Compensation.  SFB may pay Executive
          Bonus Compensation in an amount determined by the SFB
          Board in its sole discretion ("Bonus Compensation").

               4.3  Additional Compensation.  As further
          compensation, SFB and Holding Company shall make available the benefits provided to Executive under Holding Company's Management Recognition and Retention Plan and Trusts expected to be adopted subsequent to the date hereof and shall make available the stock options provided to Executive pursuant to Holding Company's 1994 Incentive Stock Option Plan expected to be adopted subsequent to the date hereof.

               4.4 Source of Payments. All payments provided for in this Agreement shall be timely paid by SFB. However, Holding Company unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from SFB are not timely paid or provided by SFB, such amounts and benefits shall be paid or provided by Holding Company.

                        Section 5 - Employee Benefits

               5.1 Business Expenses. During the Term, SFB shall reimburse Executive for ordinary and necessary business expenses incurred by Executive in performing his duties pursuant to this Agreement, including but not limited to reasonable travel, entertainment and similar expenses that Executive incurs in promoting the business of Holding Company or SFB; provided, that SFB shall not reimburse any such expense which, prior to its being incurred, SFB directed Executive not to incur. The reimbursement shall be made upon presentation to SFB by Executive, from time to time, of an account of such expenses in such form and in such detail as SFB may request.

               5.2 Fringe Benefits. In addition to benefits specifically described herein, Executive shall be entitled to receive from Holding Company or SFB the fringe benefits generally available to employees and to full-time senior management employees of Holding Company or SFB occupying the same or a similar position as Executive, as such benefits may be changed from time to time.

               5.3 Disability Insurance. Throughout the Term of this Agreement, SFB shall provide Executive with long term disability coverage of 60% of Executive's total Base Compensation from the previous year, which benefit begins no later than 90 days after the Disability occurs.

           Section 6 - Confidentiality and Covenant Not to Compete

               6.1 Covenant Not to Compete. In consideration of the continued employment of Executive pursuant to this Agreement, Executive covenants and agrees that Executive shall not during the one-year period immediately following the termination of his employment under this Agreement, if (i) Holding Company or SFB terminates the employment and severance compensation is payable pursuant to Section 8.4, (ii) Holding Company or SFB terminates Executive's employment on account of Disability, or (iii) Executive voluntarily terminates employment by reason of retirement or otherwise:

                    (a)  without the prior written consent of
                         Holding Company or SFB, engage or become interested in any capacity, directly or indirectly (whether as proprietor, principal stockholder, director, partner, employee, trustee, beneficiary, or in any other capacity) in any business selling, providing or developing products or services competitive with products or services sold or maintained by Holding Company or SFB within a 5-mile radius of the Chicago Metropolitan Statistical Area; or

                    (b)  recruit or solicit for employment any
                         current or future employee of Holding
                         Company or SFB or any of its respective
                         successors or any entities related to it.

               6.2  Confidential Information.  Executive
          acknowledges that all Secret or Confidential Information is the exclusive property of Holding Company or SFB, as the case may be. Executive shall not during the period of his employment or at any time thereafter, disclose to any person, firm or corporation, or publish or use for any purpose, any Secret or Confidential Information except as properly required in the ordinary course of business of Holding Company or SFB or as directed and authorized thereby. Upon the termination of his employment for any reason whatsoever, Executive shall return and deliver within 7 days any and all papers, books, records, documents, memoranda and manuals, including all copies thereof, belonging or relating to Holding Company or SFB, in Executive's possession, whether prepared by Executive or others. If at any time after the termination of Executive's employment, Executive determines that he has any Secret or Confidential Information in his possession or control, Executive shall immediately return all such Secret or Confidential Information including all copies and portions thereof.

               6.3 Disclosure and Survival of Covenants. If Executive, in the future, seeks or is offered employment by any other company, firm, or person, he shall provide a copy of this Agreement to the prospective employer prior to accepting employment with that prospective employer. The provisions of Sections 6.1 and 6.2 shall survive any termination of this Agreement.

                           Section 7 - Termination

               7.1  Automatic Termination.  Employment under this
          Agreement shall terminate on the earliest of death of Executive, the determination by the Board of Holding
          Company or SFB of Executive's Disability.

               7.2  Involuntary Termination.

                    (a) Termination by the Board. The SFB Board may terminate this Agreement at any time by giving Notice of Termination in accordance with Section 7.4 below.

                    (b)  Termination or Suspension by the OTS.

                         (i)  If Executive is suspended and/or
          temporarily prohibited from performing his duties under this Agreement by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), obligations under this Agreement shall be suspended as of the date of service of such notice unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Holding Company or SFB may, in their discretion, (A) pay Executive all or part of the compensation withheld while obligations under this Agreement were suspended, and (B) reinstate (in whole or in part) any of its obligations which were suspended.

                         (ii) If Executive is removed and/or
          permanently prohibited from participating in the conduct of affairs of Holding Company or SFB by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all obligations under this Agreement shall terminate as of the effective date of the order, but vested rights of Executive shall not be affected.

                         (iii)     If SFB is in default (as defined
          in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but vested rights of Executive shall not be affected.

                         (iv) All obligations under this Agreement shall terminate, except to the extent determined that continuation of the contract is necessary for the continued operation of SFB (A) by action of the Director of the OTS (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of SFB under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (B) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of SFB or when SFB is determined by the Director to be in an unsafe or unsound condition. Any rights of Executive that have already vested, however, shall not be affected by such action.

                         (v)  Any payments made to the Executive
          pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k)
          (12 USC SECTION 1828(k)) of the Federal Deposit Insurance Act as amended, and any regulations promulgated thereunder.

               7.3 Voluntary Termination. Executive may terminate his employment for Good Reason by giving Notice of Termination in accordance with Section 7.4 below.

               7.4 Notice of Termination. Any termination by Holding Company, SFB or Executive, pursuant to this Agreement, shall be communicated by written Notice of Termination to the other parties hereto. Any purported termination which does not satisfy the requirements of this Section 7.4 shall not be effective for purposes of this Agreement.

                  Section 8 - Compensation Upon Termination

               8.1 Compensation Upon Death. If Executive's employment is terminated because of the death of Executive, SFB shall pay Executive's executors or administrators: a) within 30 days of Executive's death, the unpaid balance of Executive's Base Compensation through the end of the month in which Executive's death occurred, at 100% of the rate in effect on the date of Executive's death; and b) as soon as such Executive's bonus is calculated, an amount equal to Executive's Bonus Compensation for the current year (if any is determined to be payable) prorated based on the number of elapsed days during such year prior to Executive's death, and SFB shall have no further obligations under this Agreement.

               8.2 Compensation Upon Disability. If Executive's active work ceases because of Disability (as hereinafter defined), SFB shall continue, as and when scheduled, to pay Executive Executive's Base Compensation through the date he ceased work, plus 90 days additional Base Compensation, at 100% of the rate in effect on the date Executive became Disabled (as hereinafter defined), and thereafter SFB shall have no further obligation for cash compensation under this Agreement unless and until Executive returns to work. For purposes of this Section 8.2, the term "Disability" shall have the meaning set forth in Section 1.4 without regard to the requirement that such condition continue for 90 consecutive days.

               8.3 Compensation Upon Termination for Cause. If Executive's employment shall be terminated by SFB for Cause, SFB shall pay Executive his Base Compensation through the Date of Termination, and SFB shall not have any further obligations to Executive under this Agreement.

               8.4 Compensation Upon Termination Other Than For Cause. If Executive's employment is terminated other than for Cause or Disability, then unless such termination occurs simultaneous with or within two years following a Change in Control, Executive shall be entitled to the compensation Executive would have been entitled to under this Agreement as and when payable hereunder for the remainder of the Term.

               8.5 Successors of SFB. Holding Company or SFB will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Holding Company or SFB, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Holding Company or SFB would be required if no such succession had taken place. Failure to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to terminate this Agreement for Good Reason under paragraph 7.3 of this Agreement. As used in this Agreement, "Holding Company" and "SFB" shall mean Holding Company or SFB as hereinbefore defined and any successor to its business and/or assets as aforesaid or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

                          Section 9 - Miscellaneous

               9.1 Notice. Any notice or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given for all purposes if mailed by certified mail, postage prepaid and return receipt requested, addressed to the intended recipient at the following address (or at such other address as either party may designate in writing to the other party by certified mail as described above):

                    If to SFB:

                    Standard Federal Bank for savings
                    4192 South Archer Avenue
                    Chicago, Illinois 60632

                    If to Holding Company:

                    Standard Financial, Inc.
                    800 Burr Ridge Parkway
                    Burr Ridge, Illinois  60521-6486

          All notices to Holding Company or SFB shall be directed to the attention of the President with a copy to the Treasurer.

                    If to Executive:

                    Thomas M. Ryan

                    _______________________________________

                    _______________________________________

               9.2 Headings. The headings used in this Agreement have been included solely for ease of reference and are not to be construed in any interpretation of this Agreement.

               9.3 Entire Agreement. This instrument contains the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all prior understanding with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. No modification or addition to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

               9.4  Governing Law.  This Agreement shall be
          governed by and construed in accordance with the laws of the State of Illinois.

               9.5 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a home office selected by Executive within fifty (50) miles from the location of SFB, in accordance with the rules of the American Arbitration Association then in effect.
          Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

               In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement and all fees and expenses incurred in seeking to obtain or enforce the rights and benefits provided by this Agreement.

               9.6 Benefit. This Agreement shall inure to the benefit of and shall be binding upon SFB, its successors and assigns, and this Agreement shall not be assignable by Executive.

               9.7 Remedies. Executive acknowledges that the services to be rendered under this Agreement are special, unique and of extraordinary character. If Executive breaches any covenants, terms or conditions of this Agreement to be performed by him, Holding Company and SFB will suffer irreparable damage and it will be impossible to estimate or determine damages. Therefore, Holding Company and SFB shall, upon proof of such breach, be entitled as a matter of course to an injunction from any court of competent jurisdiction restraining any further violation of such covenants by Executive, his employers, employees, partners, agents or other associates, or any of them, such right to an injunction to be cumulative and in addition to any other remedies available, either in law or in equity. In any proceeding to enforce any provision of this Agreement, Executive shall not assert any contention that there is an adequate remedy at law for the breach or default upon which such proceeding is based. Nothing in this paragraph shall be construed to prevent such remedy in the courts, in the case of any breach of this agreement by Executive, as Holding Company or SFB may elect or invoke.

               9.8  Severability.  If any of the provisions of
          Section 6.1 of this Agreement are held to be unenforceable because of the scope, duration or area of applicability, the court making such determination shall have the power to modify such scope, duration or area of applicability or all of them, and such provision shall then be applicable in such modified form. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity and enforceability of all other applications of that provision and of all other provisions and applications hereof shall not in any way be affected or impaired.

               9.9 Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board of Directors of SFB. The failure of SFB or Executive at any time or times to enforce its rights under the Agreement strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Agreement or as having in any way or manner modified or waived the same. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

               9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

               9.11 Holding Company Action. Notwithstanding anything contained herein to the contrary, any action permitted or required to be taken by SFB may instead, at Holding Company's option, be taken or withheld by Holding Company, and furthermore, any such action taken or withheld by Holding Company shall in each particular case be deemed to constitute action taken by or withheld by SFB and shall further be deemed to preempt any inconsistent action taken or withheld by SFB in such case.

                        (signatures on following page]


               IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

                                   STANDARD FEDERAL BANK FOR SAVINGS

                                   By: _____________________________
                                   Title:___________________________

                                   STANDARD FINANCIAL, INC.

                                   By: _____________________________
                                   Title: __________________________

                                   THOMAS M. RYAN

                                   By:______________________________
                                   Title:___________________________